EXHIBIT 23.1


Consent of Independent Registered Public Accounting Firm


We hereby consent to the incorporation by reference to this Registration Statement on Form SB-2/A (No. 333-137831) of AMERICAN TONERSERV CORP. of our report dated March 27, 2006, relating to the financial statements which appear in this form 10-KSB.


/s/ Stonefield Josephson, Inc.
San Francisco, California
March 23, 2007